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                    [LETTERHEAD OF  ANDREWS & KURTH L.L.P.]


                                                                     EXHIBIT 8.1
                                  May 6, 1998


U.S. Timberlands Company, L.P.
1301 Fifth Avenue
Suite 3725
Seattle, Washington 98101

                Re: Registration Statement on Form S-1


Ladies and Gentlemen:

       We have acted as counsel in connection with the Registration Statement on
Form S-1, Registration No. 333-      (the "Registration Statement") of U.S.
Timberlands Company, L.P. (the "Company"), relating to the registration of the offering and sale (the "Offering") of up to $25,000,000 of Subordinated Units representing limited partner interests in the Company (the "Subordinated Units"). In connection therewith, we have participated in the preparation of the discussion set forth under the caption "Tax Considerations" (the "Discussion") in the Registration Statement. Capitalized terms used and not otherwise defined herein are used as defined in the Registration Statement.

       All statements of legal conclusions contained in the Discussion, unless otherwise noted, reflect our opinion with respect to the matters set forth therein.

       In addition, based on the foregoing, we are of the opinion that the federal income tax discussion in the prospectus included in the Registration Statement with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Company and its general partner, included in such discussion, as to which we express no opinion).

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Discussion. The issuance of such consent does not concede that we are an "expert" for the purposes of the Securities Act of 1933.


                                                    Very truly yours,


                                                    /s/ Andrews & Kurth L.L.P.